UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2010

SPANISH BROADCASTING SYSTEM, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-27823	13-3827791
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2601 South Bayshore Drive, PH II, Coconut Grove, Florida	33133
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 441-6901

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Statements in this Current Report on Form 8-K that are not purely historical facts, including statements regarding Spanish Broadcasting System, Inc.’s (“SBS” or the “Company”) beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, the Company’s business conditions and the amount of growth in the advertising industry and the general economy; competitive factors; the price of the Company’s stock; and the risk factors set forth from time to time in the reports the Company files with the Securities and Exchange Commission, including the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2009.  The Company’s undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this filing.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As initially announced on August 25, 2008 by Spanish Broadcasting System, Inc. (the “Company”), we received a notice from The Nasdaq Stock Market (“Nasdaq”) on August 20, 2008 indicating that we failed to comply with the minimum bid price requirement set forth in Nasdaq Listing Rule 5450(a)(1) (formerly Marketplace Rule 4450(a)(5)) for continued listing of its common stock on The Nasdaq Global Market because the bid price of its common stock closed under $1.00 per share for 30 consecutive business days. The notice also stated that, in accordance with Nasdaq Listing Rule 5810(c)(3)(A) (formerly Marketplace Rule 4450(e)(2)), we would be provided 180 calendar days, or until February 17, 2009, to regain compliance with the minimum bid price requirement. Due to Nasdaq’s suspensions of enforcement of the bid price requirement in 2008 and 2009 and as disclosed by our filings of various Forms 8-K, 10-Q and 10-K, our time period for regaining compliance was extended until December 4, 2009. To regain compliance, the closing bid price of our common stock had to remain at or above $1.00 per share for a minimum of 10 consecutive business days prior to the market close on December 4, 2009.

The Company did not regain compliance with the $1.00 minimum bid price requirement by December 4, 2009. Accordingly, on December 7, 2009, the Company received written notification from Nasdaq (the “Staff Determination”) that unless the Company requested a hearing before the Nasdaq Listing Qualifications Panel on or before 4:00 p.m. Eastern Time on December 14, 2009, the Company’s common stock would be delisted from The Nasdaq Stock Market at the opening of business on December 16, 2009.

On December 11, 2009, the Company requested a hearing before the Nasdaq Listing Qualifications Panel (the “Panel”) to appeal the Staff Determination in order to present its plan to address the minimum bid price deficiency (the “Appeal”). On December 14, 2009, the Company received notice that Nasdaq received its Appeal, and that the delisting action has been stayed, pending a final written decision by the Panel after an oral/written hearing (the “Hearing”), where the Company would have an opportunity to demonstrate its ability to regain and sustain compliance with Rule 5450(a)(1). The Hearing was scheduled for January 7, 2010. At the Hearing, the Company provided Nasdaq with a specific plan of how it intended to regain compliance with the minimum bid price deficiency, including a time frame for completion of such plan.

On February 9, 2010, the Company received notice from Nasdaq indicating that Nasdaq had granted the Company’s request for an extension of time to regain compliance with the Rule (the “Nasdaq Extension Notice”). Pursuant to the terms of the Nasdaq Extension Notice, the Company will be required to, on or before June 7, 2010, evidence a closing bid price of $1.00 or more for a minimum of ten consecutive trading days. In the event that the Company does not evidence compliance with the Rule and all other requirements for continued listing, its securities may be delisted from The Nasdaq Stock Market.

Item 8.01 Other Events.

In connection with the receipt of the Nasdaq Extension Notice, the Company issued the press release attached to this Current Form on Form 8-K as Exhibit 99.1 on February 11, 2010 announcing its receipt of the Nasdaq Extension Notice, as described above. The contents of the press release are incorporated by reference into Item 3.01 and the press release is deemed to be filed for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release of Spanish Broadcasting System, Inc. dated February 16, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANISH BROADCASTING SYSTEM, INC.

February 16, 2010

By: /s/ Joseph A. García

Joseph A. García
Chief Financial Officer, Chief Administrative Officer,
Senior Executive Vice President and Secretary

Exhibit Index

Exhibit Number	Description
99.1	Press Release of Spanish Broadcasting System, Inc. dated February 16, 2010.

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